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                        EXHIBIT 11
                     ACCESS CORPORATION
     CALCULATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                AND COMMON SHARE EQUIVALENTS

                     YEAR ENDED APRIL 30

                                          1992             1993             1994              1995            1996

Net earnings (loss) applicable to
Common Share and Common Share
Equivalents:
  Net earnings (loss) Before
  Cumulative Effect of change in
  Accounting Principle                   $614,008        ($182,731)        ($615,239)        $129,370        $205,021

Cumulative Effect as of May 1,1992
  of a change in the Accounting for
  income taxes, net of valuation
  allowance of $2,220,000                                 $730,000


 Preferred Dividend                                                                          ($64,685)      ($102,510)

  Net earnings (loss) applicable to
  Common Shares and Common
  Share Equivalents After
  Cumulative Effect and
  Preferred Dividend                     $614,008         $547,269         ($615,239)         $64,685        $102,511
                                       ------------      -----------      -------------      ----------     ----------

Calculation of primary net earnings
(loss) per Common Share and
Common Share Equivalents:
  Average number of Common Shares
  and Common Share Equivalents
  outstanding;                          4,865,559         4,865,559         4,865,559         4,865,559      4,865,559
                                       -------------    -------------     ------------      ------------   ------------

Average number of Common Shares
  and Common Share Equivalents
  outstanding;                          4,865,559         4,865,559         4,865,559         4,865,559      4,865,559
                                       ------------      ------------      -----------      ------------   ------------

Primary net earnings (loss) per
  Common Share and Common Share
  Equivalent Before Cumulative Effect
  of change in Accounting Principle        $0.13            ($0.04)           ($0.13)            $0.01          $0.02

Cumulative Effect of change in
  Accounting Principle per
  Common Shares and
  Common Share Equivalents                                   $0.15

Primary net earnings (loss) per Common
  Share and Common Share Equivalent
  After Cumulative Effect of change
  in Accounting Principle                  $0.13             $0.11            ($0.13)            $0.01          $0.02


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